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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Metabolix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 23, 2010

Dear Stockholder:

        You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Metabolix, Inc. to be held on Thursday, May 27, 2010, at 9:30 a.m., Eastern time, at Le Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139. Directions to Le Meridien Hotel can be found at http://ir.metabolix.com/index.cfm.

        At this Annual Meeting, you will be asked to elect four Class I Directors for three-year terms and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010. The Board of Directors unanimously recommends that you vote FOR election of the Director nominees and FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

        Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying proxy statement. Please give this material your careful attention.

        Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose. You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed voting instruction form for instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                      Very truly yours,

                      RICHARD P. ENO
                       President and Chief Executive Officer

METABOLIX, INC.

21 Erie Street
Cambridge, Massachusetts 02139
(617) 583-1700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 27, 2010

To the Stockholders of Metabolix, Inc.:

        The 2010 Annual Meeting of Stockholders of Metabolix, Inc., a Delaware corporation, will be held on Thursday, May 27, 2010, at 9:30 a.m., Eastern time, at Le Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139, for the following purposes:

  1.
  To elect four (4) Class I members, nominated by the Board of Directors, to the Board of Directors as Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier death, resignation or removal;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Proposal 1 relates solely to the election of four (4) Class I members nominated by the Board of Directors and does not include any other matters relating to the election of Directors, including without limitation the election of Directors nominated by any stockholder of the Company.

        Only stockholders of record at the close of business on March 30, 2010, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose. You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed voting instruction form for instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card.

                      By Order of the Board of Directors,

                      SARAH P. CECIL
                      Secretary

Cambridge, Massachusetts
April 23, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. YOU NEED TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. IF SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED VOTING INSTRUCTION FORM FOR INSTRUCTIONS.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING MAY BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

METABOLIX, INC.

21 Erie Street
Cambridge, Massachusetts 02139

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 27, 2010

April 23, 2010

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Metabolix, Inc., a Delaware corporation ("Metabolix" or the "Company"), for use at the Annual Meeting of Stockholders of Metabolix to be held on Thursday, May 27, 2010, at 9:30 a.m., Eastern time, or at any adjournments or postponements thereof (the "Annual Meeting") at Le Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139. An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2009, is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first sent or given to stockholders on or about April 23, 2010.

        The purpose of the Annual Meeting is to elect four Class I Directors for three-year terms and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010. Only stockholders of record at the close of business on March 30, 2010 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 26,591,662 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") were issued, outstanding and entitled to vote.

VOTING

        The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card in the postage-prepaid envelope enclosed for that purpose in accordance with the instructions listed on the proxy card. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by (1) filing with the Secretary of Metabolix, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Metabolix, in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting, or (3) if shares are held in a bank or brokerage account and if eligible, by transmitting a subsequent vote over the Internet or by telephone, or (4) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). If a stockholder who holds shares through a bank or broker wishes to vote in person at the meeting, such stockholder must obtain a valid proxy from the firm that holds those shares. Any written notice of revocation or subsequent proxy should be sent to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139, Attention: Secretary, so as to be delivered before the taking of the vote at the Annual Meeting. Directions to the location of the Annual Meeting are available at http://ir.metabolix.com/index.cfm.

        The persons named as attorneys-in-fact in the proxies, Richard P. Eno and Joseph D. Hill, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting as stated below. When a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications. If a proxy is submitted without giving voting instructions, such shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

        The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        If your shares are held by a broker on your behalf (that is, in "street name"), and you do not instruct the broker as to how to vote your shares on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010, the broker may exercise its discretion to vote for or against that proposal. If, however, you do not instruct the broker as to how to vote your shares on the election of Directors, the broker may not exercise discretion to vote for or against this proposal. This would be a "broker non-vote" and these shares will not be counted as having been voted on the election of Directors. Please note that this year the rules that guide how brokers vote your shares have changed. Brokers may no longer vote your shares on the election of Directors in the absence of your specific instructions as to how to vote. Please vote your proxy so your vote can be counted. If your shares are held in street name, you may be required to present an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (March 30, 2010) in order to be admitted to the meeting on May 27, 2010. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 27, 2010:

The proxy statement and annual report to stockholders are available for viewing, printing and downloading at http://ir.metabolix.com/index.cfm.

        Proposal 1: Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The four nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of Directors at the Annual Meeting will be elected to the Board of Directors. Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board by checking the box "For All

Except" and marking the nominee's name in the space provided on the proxy card. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted FOR that nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions will not be counted toward such nominee's achievement of plurality.

        Proposal 2: Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares of common stock cast by the stockholders present in person or represented by proxy at the annual meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010. Shares voted to abstain are included in the number of shares present or represented and voting for Proposal 2. Where a choice has been specified on a properly executed proxy with respect to Proposal 2, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the ratification of the independent registered public accounting firm.

        Other Matters.    The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval and all such shares represented by proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. Shares voted to abstain are included in the number of shares present or represented and voting on each matter.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 30, 2010: (i) by each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (ii) by each of our Directors and nominees; (iii) by each of our named executive officers; and (iv) by all of our Directors and executive officers as a group. Unless otherwise noted below, the address of each person listed on the table is c/o Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
5% Stockholders:
State Farm Mutual Automobile Insurance Co.(3)	2,322,386	8.7%
One State Farm Plaza Bloomington, IL 61701
Alger Associates, Inc.(4)	1,604,134	6.0%
111 Fifth Avenue New York, NY 10003
Beck, Mack & Oliver LLC(5)	1,485,078	5.6%
360 Madison Avenue New York, NY 10017
Mazama Capital Management, Inc.(6)	1,473,679	5.5%
One Southwest Columbia Street, Suite 1500 Portland, OR 97258
Directors, Nominees and Named Executive Officers:
Richard P. Eno(7)	97,600	*
Edward M. Giles(8)	801,120	3.0%
Peter N. Kellogg(9)	40,000	*
Jay Kouba(10)	148,312	*
Edward M. Muller(11)	865,091	3.2%
Oliver P. Peoples(12)	585,800	2.2%
Anthony J. Sinskey(13)	369,346	1.4%
Matthew Strobeck(14)	80,000	*
Robert L. Van Nostrand(15)	40,000	*
Joseph D. Hill(16)	42,327	*
Johan van Walsem(17)	38,050	*
Robert E. Engle(18)	28,624	*
All Directors and executive officers as a group (13 persons)(19)	3,207,647	12.0%

*
less than 1%.

(1)
Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, and includes voting and/or investment power with respect to shares of our Common Stock. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares of Common Stock subject to options held by the person that are currently exercisable or exercisable within 60 days after March 30, 2010.

(2)
Percentages of ownership are based upon 26,591,662 shares of Common Stock issued and outstanding as of the March 30, 2010. Shares of Common Stock that may be acquired pursuant to options that are exercisable within 60 days after March 30, 2010 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.

(3)
Information regarding State Farm Mutual Automobile Insurance Company is based solely on a Schedule 13G/A filed with the SEC on February 2, 2010. According to such Schedule 13G/A, State Farm Mutual Automobile Insurance Company reported sole voting power and sole dispositive power as to all of the shares.

(4)
Information regarding Alger Associates, Inc. is based solely on a Schedule 13G/A filed with the SEC on January 28, 2010. According to such Schedule 13G/A, Alger Associates, Inc. and Fred Alger Management, Inc. reported sole voting power and sole dispositive power as to all of the shares.

(5)
Information regarding Beck, Mack & Oliver LLC is based solely on a Schedule 13G filed with the SEC on January 28, 2010. According to such Schedule 13G, Beck, Mack & Oliver LLC reported sole voting power as to 1,389,284 shares and shared voting power as to 16,700 shares, and sole dispositive power as to all of the shares.

(6)
Information regarding Mazama Capital Management, Inc. is based solely on a Schedule 13G filed with the SEC on January 8, 2010. According to such Schedule 13G, Mazama Capital Management, Inc. reported sole voting power as to 1,425,559 shares and sole dispositive power as to 1,473,679 shares.

(7)
Includes 96,250 shares issuable to Mr. Eno upon exercise of stock options which may be exercised within 60 days after March 30, 2010 and 1,350 shares held in the Company's 401(k) plan.

(8)
Includes 40,000 shares issuable to Mr. Giles upon exercise of stock options which may be exercised within 60 days after March 30, 2010. Also includes 276,414 shares held by certain entities over which Mr. Giles may be deemed to share voting and investment power with respect to such shares. Mr. Giles disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(9)
Includes 40,000 shares issuable to Mr. Kellogg upon exercise of stock options which may be exercised within 60 days after March 30, 2010.

(10)
Includes 148,312 shares issuable to Dr. Kouba upon exercise of stock options which may be exercised within 60 days after March 30, 2010.

(11)
Includes 40,000 shares issuable to Mr. Muller upon exercise of stock options which may be exercised within 60 days after March 30, 2010.

(12)
Includes 243,074 shares issuable to Dr. Peoples upon exercise of stock options which may be exercised within 60 days after March 30, 2010 and 2,592 shares held in the Company's 401(k) plan. Also includes 16,346 shares held by a trust for the benefit of certain family members. Dr. Peoples disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(13)
Includes 40,000 shares issuable to Dr. Sinskey upon exercise of stock options which may be exercised within 60 days after March 30, 2010. Also includes 29,346 shares owned by ChoKyun Rha, Dr. Sinskey's spouse. Dr. Sinskey disclaims beneficial ownership of such shares.

(14)
Includes 40,000 shares issuable to Dr. Strobeck upon exercise of stock options which may be exercised within 60 days after March 30, 2010.

(15)
Includes 40,000 shares issuable to Mr. Van Nostrand upon exercise of stock options which may be exercised within 60 days after March 30, 2010.

(16)
Includes 41,874 shares issuable to Mr. Hill upon exercise of stock options which may be exercised within 60 days after March 30, 2010 and 453 shares held in the Company's 401(k) plan.

(17)
Includes 9,374 shares issuable to Mr. van Walsem upon exercise of stock options which may be exercised within 60 days after March 30, 2010 and 1,676 shares held in the Company's 401(k) plan.

(18)
Includes 15,624 shares issuable to Mr. Engle upon exercise of stock options which may be exercised within 60 days after March 30, 2010.

(19)
Includes a total of 862,680 shares issuable pursuant to stock options which are exercisable within 60 days after March 30, 2010, and 8,776 shares held in the Company's 401(k) plan.

 PROPOSAL 1
ELECTION OF DIRECTORS
Nominees

        The Company's Board of Directors currently consists of nine members. The Board of Directors has fixed the number of Directors, as of the date of the Annual Meeting, at nine. The Company's amended and restated certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Peter N. Kellogg, Edward M. Muller, Matthew Strobeck, Ph.D., and Robert L. Van Nostrand, and recommends that each be elected to the Board of Directors as a Class I Director, each to hold office until the annual meeting of stockholders to be held in the year 2013 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. All of the nominees are Class I Directors whose terms expire at this Annual Meeting. The Board of Directors is also composed of (i) two Class II Directors (Jay Kouba, Ph.D. and Oliver P. Peoples, Ph.D.), whose terms expire at the annual meeting of stockholders to be held in 2011, and (ii) three class III Directors (Richard P. Eno, Edward M. Giles, and Anthony J. Sinskey, Sc.D.), whose terms expire at the annual meeting of stockholders to be held in 2012. Dr. Kouba serves as the Chairman of the Board of Directors.

        The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE NOMINEES LISTED BELOW.

        The following table sets forth the nominees to be elected at the Annual Meeting and the continuing Directors, the year each such nominee or Director was first elected a Director, the positions with the Company currently held by each such nominee or Director, the year each nominee's or continuing Director's current term will expire, and each nominee's and continuing Director's current class:

Nominee's or Director's Name	Year First Became Director	Position(s) with the Company	Year Current Term Will Expire	Current Class Director
Nominees for Class I Directors:
Peter N. Kellogg	2007	Director	2010	I
Edward M. Muller	1993	Director, Chairman Emeritus	2010	I
Matthew Strobeck, Ph.D.	2006	Director	2010	I
Robert L. Van Nostrand	2006	Director	2010	I
Continuing Directors:
Jay Kouba, Ph.D.	2006	Chairman of the Board, Director	2011	II
Oliver P. Peoples, Ph.D.	1992	Chief Scientific Officer, Vice President, Research and Development, Director	2011	II
Richard P. Eno	2008	President, Chief Executive Officer, Director	2012	III
Edward M. Giles	1993	Director	2012	III
Anthony J. Sinskey, Sc.D.	1992	Director	2012	III

 DIRECTORS AND EXECUTIVE OFFICERS

        The Company's executive officers are appointed on an annual basis by, and serve at the discretion of the Board. Each executive officer is a full-time employee of Metabolix. The following table sets forth the Directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company as of the date of this proxy statement:

Name	Age	Position
Richard P. Eno	49	President and Chief Executive Officer, Director
Edward M. Giles(2)(3)	73	Director
Peter N. Kellogg(1)	54	Director
Jay Kouba, Ph.D.(3)	57	Chairman of the Board, Director
Edward M. Muller	73	Director, Chairman Emeritus
Oliver P. Peoples, Ph.D.	51	Chief Scientific Officer, Vice President, Research and Development, Director
Anthony J. Sinskey, Sc.D.(2)(3)	70	Director
Matthew Strobeck, Ph.D.(1)(2)	36	Director
Robert L. Van Nostrand(1)	53	Director
Joseph D. Hill	47	Chief Financial Officer and Treasurer
Johan van Walsem	46	Vice President, Strategy and Commercial Development
Robert E. Engle	47	General Manager, Telles
Sarah P. Cecil	58	General Counsel and Secretary

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

 BIOGRAPHICAL INFORMATION

        Richard P. Eno has served as our President and Chief Executive Officer and as a Director since joining Metabolix in March 2008. From 2002 until he joined Metabolix, Mr. Eno was the Vice President, and Leader of Global Oil and Gas Practice, of CRA International, a consulting firm. From 1990 to 2002, Mr. Eno was with Arthur D. Little, a consulting firm, in a variety of positions of increasing responsibility, including Vice President, and from 1982 to 1990 he held several positions with Chevron Corporation. Mr. Eno is also a Director of Telles, LLC, the Company's joint venture with Archer Daniels Midland Company. Mr. Eno received a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the University of Houston and is a Chartered Financial Analyst. The Board of Directors has concluded that Mr. Eno should serve as a Director because of his deep knowledge and expertise in each of the three areas where Metabolix is applying its core technologies—plastics, chemicals and energy. He has developed successful strategies on a global scale for some of the world's leading chemical and energy companies, helping them commercialize technologies, open new markets and position themselves for long-term growth.

        Edward M. Giles has served as a Director of the Company since November 1993. He is managing member of GME Capital LLC since 2005. Mr. Giles was Chairman of The Vertical Group, Inc., an investment fund administration company from 1989 through 2006, and now serves as its Chairman Emeritus. Mr. Giles was previously President of F. Eberstadt & Co., Inc., a securities firm. Mr. Giles also serves on the Board of Directors of Tepha, Inc. (see "Certain Relationships and Related Person Transactions"). Mr. Giles served on the Board of Directors of Ventana Medical Systems, Inc. from 1992 until 2008. Mr. Giles received a B.Ch.E. from Princeton University, and an S.M. in Industrial Management from Massachusetts Institute of Technology (MIT). The Board of Directors has concluded that Mr. Giles should serve as a Director because of his many years of experience as an investor in companies from start-up through successful commercialization and his experience gained from serving on the Boards of many of those companies.

        Peter N. Kellogg has served as a Director of the Company since March 2007. Since August 2007, he has been Executive Vice President and Chief Financial Officer of Merck & Co., Inc. He joined Merck in 2007 after serving as Executive Vice President, Finance and Chief Financial Officer of Biogen Idec Inc. From 2000 to 2003, Mr. Kellogg held the same position at Biogen, Inc. Before that, he served as Senior Vice President, PepsiCo E-Commerce at PepsiCo Inc. from March to July 2000 and as Senior Vice President and Chief Financial Officer, Frito-Lay International, from March 1998 to March 2000. Prior to joining PepsiCo, Mr. Kellogg was a senior consultant with Arthur Andersen & Co. and Booz Allen & Hamilton. Mr. Kellogg holds an M.B.A. in Management from the University of Pennsylvania and a B.S. in Engineering from Princeton University. The Board of Directors has concluded that Mr. Kellogg should serve as a Director because his experience in finance, biotechnology and branded consumer products will be valuable to Metabolix as the Company moves into the next phases of its growth. Mr. Kellogg brings valuable insights from his current and prior positions that contributed to his role on the Company's Compensation Committee and he is expected to serve as an important resource on the Audit Committee beginning in 2010.

        Jay Kouba, Ph.D., has served as a Director of the Company since June 2006 and as Chairman of the Board since April 2007. From May 2007 until March 2008, Dr. Kouba was the interim President and Chief Executive Officer of the Company. Since May 2007, Dr. Kouba has been the President and Chief Executive Officer of Tetra Vitae Bioscience. From January 2006 until May 2007, Dr. Kouba served as the President of Oniro Consulting, a strategic management consulting firm. From January 1999 to December 2005, Dr. Kouba held several positions with BP's Petrochemicals Segment. From August 2004 to December 2005, Dr. Kouba served as Senior Vice President, Strategy, Marketing and Technology for Innovene, BP's olefins and polymers subsidiary, earlier in 2004, as Vice President, Sales, Marketing and Logistics, and between 1999 and 2003, as Vice President, Technology. Dr. Kouba is also a Director of Telles, LLC, the Company's joint venture with Archer Daniels Midland Company.

Dr. Kouba received a B.S. in Chemistry from Stanford University, a Ph.D. in Chemistry from Harvard University and an M.B.A. from the University of Chicago. The Board believes that Dr. Kouba's knowledge and experience of technology, strategy, and marketing will be valuable as Metabolix moves forward in commercializing biobased, sustainable solutions for plastics, fuels and chemicals. Dr. Kouba has not only run large organizations, but he has successfully led them through periods of significant growth and development.

        Edward M. Muller has served as a Director since November 1993 and was the Chairman of the Board of Directors of the Company from November 1993 until April 2007. He was previously President and Chief Executive Officer of the Company from October 1993 to January 2000. Mr. Muller held a number of positions, including Chief Executive Officer, while at Halcon-SD Group between 1961 and 1985. That company developed a number of key processes for the production of raw materials for the polyester, nylon, polystyrene, and polyurethane industries. Mr. Muller serves on the Board of Directors of Tepha, Inc. (see "Certain Relationships and Related Person Transactions"). Mr. Muller received a B.Ch.E. from The Cooper Union and an M.B.A. in Finance and Economics from New York University. The Board of Directors has concluded that Mr. Muller should be a Director because of his experience in the plastics and chemicals industries. In addition, his experience as President and Chief Executive Officer of the Company provides a depth of understanding of the Company's activities that is valuable to the Board.

        Oliver P. Peoples, Ph.D., a co-founder of Metabolix, has served as our Chief Scientific Officer and Vice President of Research and Development since January 2000 and was previously our Director of Research and Vice President. Dr. Peoples has served as a Director since June 1992. Before founding Metabolix, Dr. Peoples was a research scientist with the Department of Biology at the MIT. The research carried out by Dr. Peoples at MIT established the fundamental tools and methods for engineering bacteria and plants to produce polyhydroxyalkanoates. Dr. Peoples received a Ph.D. in Molecular Biology from the University of Aberdeen, Scotland. The Board believes that Dr. Peoples provides important technical and scientific understanding to the Board's analysis of Company strategy. As Chief Scientific Officer and a founder of the Company, Dr. Peoples has unique information related to the Company's research and technology and has led and directed many of our scientific research and development programs. Dr. Peoples also contributes to the Board's understanding of the intellectual property aspects of the Company's technology platforms.

        Anthony J. Sinskey, Sc.D., a co-founder of Metabolix, has served as a Director since June 1992. From 1968 to present, Dr. Sinskey has been on the faculty of MIT. Currently at MIT, he serves as Professor of Microbiology in the Department of Biology and Professor of Health Sciences and Technology in the Harvard-MIT Health Sciences and Technology Program Engineering Systems Division, as well as Faculty Director of the Center for Biomedical Innovation. Dr. Sinskey serves on the Board of Directors of Tepha, Inc. (see "Certain Relationships and Related Person Transactions"). Dr. Sinskey received a B.S. from the University of Illinois and a Sc.D. from MIT. The Board believes that, as a faculty member of an academic institution with significant research activity in areas related to the Company's own research, Dr. Sinskey contributes to the Board his scientific knowledge and his awareness of new developments in these fields. Dr. Sinskey's involvement with other start-up and developing enterprises also makes him a valuable Board member.

        Matthew Strobeck, Ph.D., has served as a Director since September 2006. Dr. Strobeck has been a Partner at Westfield Capital Management since 2008, having served as a senior investment analyst at that firm, specializing in healthcare and life sciences, from May 2003 to 2008. Dr. Strobeck previously served as a consultant to the senior economic advisor to the commissioner of the Food and Drug Administration from August 2003 to May 2004. Dr. Strobeck was a fellow in the Department of Biology at MIT from December 2001 to June 2002. Dr. Strobeck received his B.S. from St. Lawrence University, a Ph.D. from the University of Cincinnati, a S.M. from Harvard University and a S.M. from the MIT Sloan School of Management. The Board believes that Dr. Strobeck's insights as a professional investor in life science companies are extremely valuable in helping Metabolix to strategically manage its technology portfolio to best realize the economic potential of our scientific opportunities.

        Robert L. Van Nostrand has served as a Director since October 2006. Since January 2010, he has been Executive Vice President and Chief Financial Officer of Aureon Laboratories, Inc., a life sciences company focused on predictive and personalized cancer diagnostics. From July 2007 until September 2008, Mr. Van Nostrand served as Executive Vice President and Chief Financial Officer of AGI Dermatics, Inc. Mr. Van Nostrand was with OSI Pharmaceuticals, Inc. from 1986 to 2007, serving as Senior Vice President and Chief Compliance Officer from May 2005 until July 2007, and as the Vice President and Chief Financial Officer from 1996 through 2005. Prior to joining OSI, Mr. Van Nostrand was in a managerial position with Touche Ross & Co. (currently Deloitte and Touche). Mr. Van Nostrand serves on the Board of Directors and is Chairman of the Audit Committee of both Apex Bioventures, Inc. (since 2006) and Achillion Pharmaceuticals, Inc. (since 2007). Mr. Van Nostrand received a B.S. in Accounting from Long Island University, New York, completed advanced management studies at the Wharton School, and he is a Certified Public Accountant. The Board believes that the Company is very fortunate to have Mr. Van Nostrand serve as a Director and as Chairman of our Audit Committee because of the depth of his experience and expertise in financial reporting and corporate compliance, as well as his operational experience.

        Joseph D. Hill has served as our Chief Financial Officer since April 2008. From 2004 until joining the Company, Mr. Hill served as Senior Vice President, Chief Financial Officer at Amicas, Inc., an independent provider of radiology image and information management solutions. Prior to that, from 2003 to 2004 he was Vice President and Chief Financial Officer at Dirig Software, a privately held provider of application performance management software systems. From 2000 to 2003, Mr. Hill served as Vice President, Chief Financial Officer and Director of Maconomy, a publicly traded provider of web-based business management solutions. Mr. Hill serves on the Board of Directors of Amicas, Inc. Mr. Hill has a B.S. from Bryant College and an M.S.F. from Bentley College.

        Johan van Walsem, Vice President of Strategy and Commercial Development, returned to Metabolix in August 2009, following a 16 month period as Senior Vice President, R&D and Bioprocessing at Joule Biotechnologies, a clean technology start-up company located in Cambridge, Massachusetts. Previously, Mr. van Walsem served as our Vice President of Manufacturing, Development and Operations from October 2003 until April 2008, and was our Director of Manufacturing and Development from September 2001 to October 2003. Before joining Metabolix, Mr. van Walsem was senior biochemical engineer with Montec Research, a division of Resodyn Corporation, where he was responsible for all fermentation technology development. Prior to that, Mr. van Walsem worked with AECI Bioproducts in South Africa in technology management and new product development. Mr. van Walsem received a master's degree in Chemical Engineering from the University of Pretoria (South Africa) and an M.B.A. from the University of South Africa. He is a registered professional engineer with the Engineering Council of South Africa and a member of AIChE (American Institute of Chemical Engineers).

        Robert E. Engle joined the Company in January 2009 after ten years with Ticona, the engineering polymers business of Celanese Corporation, where he served from 2005 to 2008 as Ticona's Vice President of Affiliate Management, responsible for oversight of Ticona's global joint venture affiliate relationships in the high performance plastics industry and from 1999 to 2005 as Business Director, Ticona Engineering Plastics. In addition, he has served on the Boards of Directors of several international joint ventures, including Polyplastics, Korea Engineering Plastics and Fortron Industries. Prior to his experience at Ticona, Mr. Engle worked in corporate planning at Hoechst A.G. and in a chemicals and plastics consulting role at Arthur D. Little. Mr. Engle holds a bachelor's degree in chemical engineering from the University of Colorado and received a master's degree in Arabic focused on international business administration from Georgetown University.

        Sarah P. Cecil has served as legal counsel to Metabolix since July 2005 and as General Counsel since the Company's initial public offering in November 2006. Previously, she was corporate counsel at Vertex Pharmaceuticals from 1992 until 2001, and at Biogen, Inc. from 1985 until 1991. Ms. Cecil's previous legal practice has also included clients in the food ingredients, computer services and clinical research industries, as well as several biotechnology companies. Ms. Cecil received an A.B. from Brown University, and she was a C.P.A. with Price Waterhouse (currently PricewaterhouseCoopers) before obtaining a J.D. from Harvard Law School.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

        The Board of Directors has determined that each of the Company's non-employee Directors (Mr. Giles, Mr. Kellogg, Dr. Kouba, Mr. Muller, Dr. Sinskey, Dr. Strobeck and Mr. Van Nostrand) is independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. ("NASDAQ") and the Securities and Exchange Commission ("SEC"), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the director independence standards of NASDAQ and the SEC, and that each member of the Audit Committee meets the heightened director independence standards for audit committee members as required by the SEC. In evaluating the independence of the Directors, the Board considered the relationships between Mr. Giles, Mr. Muller, Dr. Sinskey and Tepha, Inc., as stockholders and members of that company's board of directors, and Mr. Strobeck's relationship as a stockholder of Tepha, Inc. The Board determined that these relationships did not impair the independence of Mr. Giles, Mr. Muller, Dr. Sinskey or Mr. Strobeck. See "Certain Relationships and Related Person Transactions."

        At least annually, the Board of Directors evaluates all relationships between the Company and each Director in light of relevant facts and circumstances for the purpose of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such Director's ability to satisfy his responsibilities as an independent Director.

Executive Sessions

        The Board of Directors generally holds executive sessions of the independent Directors preceding or following regularly scheduled in-person meetings of the Board of Directors, at least two times a year. Executive sessions do not include any employee Directors of the Company.

Board Leadership Structure

        Jay Kouba serves as our non-executive Chairman of the Board. From May 2007 until March 2008, Dr. Kouba was also the interim President and Chief Executive Officer of the Company. Except for that period, we have maintained a leadership structure with the non-executive Chairman separate from the Chief Executive Officer, although the Board of Directors has no formal policy with respect to the separation of such offices. Our Board of Directors believes that having separate offices of the Chairman and Chief Executive Officer currently functions well and is the optimal leadership structure for our Company. While the Board of Directors may combine these offices in the future if it considers such a combination to be in the best interest of the Company, it currently intends to retain this structure. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management.

The Board of Directors' Role in Risk Oversight

        Our Board of Directors' role in the Company's risk oversight process includes:

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  Identifying important risks to the Company from a Board of Directors perspective and contributing to the inventory of key risks that the Company will actively manage;

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  Reviewing the prioritization of risks that the Company is planning to manage;

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  Providing guidance as to the appropriate amount or effort and/or resources appropriate to manage key risks;

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  Assessing the adequacy of the processes and systems that the Company is using to identify and manage risks;

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  Reviewing the risk management roles and responsibilities of management and the Board of Directors; and

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  Monitoring Company progress in managing and mitigating key risks.

        In order to carry out these responsibilities, the Board of Directors reviews regular risk management reports from the Chief Financial Officer, and performs in-depth reviews of specific risk areas, including operational, financial, legal and regulatory, and strategic and reputational risks, as appropriate.

Compensation Risk Assessment

        The Compensation Committee believes that our employee compensation policies and practices are not structured to be reasonably likely to present a material adverse risk to the Company. We believe we have allocated our compensation among base salary and short- and long-term incentive compensation opportunities in such a way as to not encourage excessive or inappropriate risk-taking by our executives and other employees. We also believe our approach to goal setting and evaluation of performance results reduce the likelihood of excessive risk-taking that could harm our value or reward poor judgment.

Policies Governing Director Nominations

Director Qualifications

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing, from time to time, the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the current make-up of the Board of Directors and selecting or recommending to the Board of Directors, nominees for election as Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all Directors:

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  Directors must be of high ethical character and share the values of the Company as reflected in the Company's Code of Business Conduct and Ethics (the "Code of Business Conduct");

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  Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

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  Directors must have the ability to exercise sound business judgment;

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  Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company's management based on that experience; and

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  A Director must have (at minimum) a bachelor's degree or equivalent degree from an accredited college or university.

        The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating Director nominees, such as:

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  An understanding of and experience in the biotechnology, plastics, chemicals or agricultural industries;

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  An understanding of and experience in accounting oversight, governance, finance, marketing or regulatory affairs; and

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  Leadership experience with public companies or other significant organizations.

        These factors and others are considered useful by the Board of Directors, and are reviewed in the context of an assessment of the perceived needs of the Board of Directors at a particular point in time. While the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, and backgrounds.

Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting and nominating candidates for election as Directors but delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors or members of management will be requested to take part in the process as appropriate.

        Generally, the Nominating and Corporate Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee discusses and evaluates the qualities and skills of each candidate, taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board's approval as Director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board's appointment to the committees of the Board.

Procedures for Recommendation of Nominees by Stockholders

        The Nominating and Corporate Governance Committee will consider Director candidates who are recommended by the stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for Director candidates, shall follow the following procedures.

        The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date that the proxy statement was delivered to stockholders in connection with the preceding year's Annual Meeting.

        Such recommendation for nomination must be in writing and include the following:

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  Name and address of the stockholder making the recommendation, as they appear on the Company's books and records, and of such record holder's beneficial owner;

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  Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

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  Name and address of the individual recommended for consideration as a Director nominee (a "Director Nominee");

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  The principal occupation of the Director Nominee;

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  The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

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  All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board and elected); and

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  A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director.

        Nominations must be sent to the attention of the Secretary of the Company by U.S. Mail (including courier or expedited delivery service) to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139 or by facsimile at (617) 583-1767. The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominees shall not be counted.

Policy Governing Stockholder Communications with the Board of Directors

        The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual Directors on the Board through an established process for stockholder communication (as that term is defined by the rules of the SEC).

        Stockholders may send such communication to the attention of the Chairman of the Board or to the attention of the individual Director by U.S. Mail (including courier or expedited delivery service) to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139 or by facsimile at (617) 583-1767.

        The Company will forward any such stockholder communication to the Chairman of the Board, as a representative of the Board, and/or to the Director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each Director and the Chairman of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as the Company's annual meeting of stockholders and, accordingly, Directors are encouraged to be present at our stockholder meetings. Each person who was a Director of the Company at the time of the 2009 annual meeting of stockholders, other than Peter N. Kellogg, attended that meeting.

Code of Business Conduct and Ethics

        The Company has adopted the Code of Business Conduct and Ethics ("Code of Business Conduct") as its "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (and in accordance with the NASDAQ requirements for a "code of conduct"), which applies to all of the Company's Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Company's website at http://www.metabolix.com under "Investor Relations-Corporate Governance-Essential Governance Documents." A copy of the Code of Business Conduct may also obtained free of charge from the Company upon a request directed to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its Directors by posting such information on its website at http://www.metabolix.com under "Investor Relations-Corporate Governance-Essential Governance Documents."

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        The Board of Directors met six times during the year ended December 31, 2009. During the year ended December 31, 2009, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such Director served, except for Peter N. Kellogg, who participated in 7 of the 11 meetings of the Board and the committees on which he served. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board of Directors. A current copy of each charter is available on the Company's website at http://www.metabolix.com under "Investor Relations-Corporate Governance-Essential Governance Documents." Each committee reviews the appropriateness of its charter periodically, as conditions dictate, but at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit Committee

        During 2009, Mr. Van Nostrand, Mr. Muller and Mr. Strobeck served on the Audit Committee. On January 1, 2010, Mr. Muller left the Audit Committee, and Mr. Kellogg joined the Committee. Mr. Van Nostrand is the chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Company's and NASDAQ's director independence standards and the SEC's heightened director independence standards for Audit Committee members as determined under the Exchange Act. The Board of Directors has also determined that each member also qualifies as an "Audit Committee financial expert" under the rules of the SEC. The Audit Committee met five times during the year ended December 31, 2009.

        The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth in its charter, including but not limited to:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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  pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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  coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

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  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

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  preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.

Compensation Committee

        During 2009, Dr. Sinskey, Mr. Giles, Mr. Kellogg and Dr. Strobeck served on the Compensation Committee. On January 1, 2010, Mr. Kellogg left the Compensation Committee to join the Audit Committee. Dr. Sinskey is the chairman of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company's, SEC's and NASDAQ's director independence standards. The Compensation Committee held five meetings during the year ended December 31, 2009. The Compensation Committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

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  evaluating the performance of our chief executive officer in light of such corporate goals and objectives;

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  determining the compensation of our chief executive officer and other executive officers;

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  reviewing and approving, for the chief executive officer and the other executive officers of the Company, any employment and severance agreements, severance arrangements, and change in control agreements or provisions for our executive officers;

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  overseeing the administration of our compensation, welfare, benefit and pension plans and similar plans; and

  •
  reviewing and making recommendations to the Board with respect to Director compensation.

Nominating and Corporate Governance Committee

        Dr. Kouba, Mr. Giles, and Dr. Sinskey currently serve on the Nominating and Corporate Governance Committee. Dr. Kouba is the chairman of our Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company's, SEC's and NASDAQ's director independence standards. The Nominating and Corporate Governance Committee met once during the year ended December 31, 2009. The Nominating and Corporate Governance Committee's responsibilities include:

  •
  developing and recommending to the Board criteria for Board and committee membership;

  •
  establishing procedures for identifying and evaluating Director candidates, including nominees recommended by stockholders;

  •
  identifying individuals qualified to become Board members;

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  recommending to the Board the persons to be nominated for election as Directors and to each of the Board's committees;

  •
  developing succession plans for the Board;

  •
  developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines;

  •
  serving as the Qualified Legal Compliance Committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; and

  •
  overseeing the evaluation of the Board.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2009, Dr. Sinskey, Mr. Giles, Mr. Kellogg, and Dr. Strobeck served as members of the Compensation Committee. During 2009, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a Director of the Company.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Our Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our Audit Committee expects to appoint PricewaterhouseCoopers LLP to perform the independent audit, review and attestation services with respect to our financial statements for the fiscal year ended December 31, 2010. Although shareholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection.

        If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP for the ensuing fiscal year, but may determine that continued retention of PricewaterhouseCoopers LLP is in our Company's and our stockholders' best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company's and our stockholders' best interests.

        We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

        Our Board of Directors unanimously recommends that our stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee for the last fiscal year consisted of Mr. Van Nostrand, Chairman, Mr. Muller and Dr. Strobeck. On January 1, 2010, Mr. Muller left the Committee and Mr. Kellogg joined the Committee. The Audit Committee has the responsibility and authority described in the Metabolix Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Audit Committee Charter is available on our website at http://www.metabolix.com under "Investor Relations-Corporate Governance-Essential Governance Documents." The Board of Directors has determined that the members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the National Association of Securities Dealers, Inc. and that each person currently serving on the Audit Committee qualifies as an "Audit Committee financial expert" under the rules of the SEC. The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with both the management of the Company and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the audited financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2009, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the Company's quarterly financial statements for the first three fiscal quarters during the fiscal year ended December 31, 2009 and discussed them with both the management of the Company and PricewaterhouseCoopers LLP prior to including such interim financial statements in the Company's quarterly reports on Form 10-Q and its other filings with the SEC.

        The Audit Committee reviewed with PricewaterhouseCoopers LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles, their judgments as to the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, has discussed with PricewaterhouseCoopers LLP their independence from management and the Company, and has considered the compatibility with PricewaterhouseCoopers LLP's independence as auditors of any non-audit services performed for the Company by PricewaterhouseCoopers LLP.

        The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for their audit. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations and their evaluations of the Company's financial reporting.

        The Audit Committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services during the fiscal year ended December 31, 2009. Information about PricewaterhouseCoopers LLP's fees for the fiscal year ended December 31, 2009 is discussed below in this Proxy Statement under "Independent Registered Public Accountants."

        The Audit Committee met five times during fiscal year 2009. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 and filed with the SEC, and the Board of Directors approved such inclusion.

Respectfully submitted by the Audit Committee,
Robert L. Van Nostrand, Chairman Matthew Strobeck, Ph.D. Edward M. Muller (until January 1, 2010) Peter N. Kellogg (since January 1, 2010)

        The report of the Audit Committee shall not be deemed to be "soliciting material," shall not be deemed filed with the SEC, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors selected the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as independent auditors for the fiscal year ended December 31, 2010. PricewaterhouseCoopers LLP has served as the Company's independent auditors for at least the past ten years. In accordance with standing policy, PricewaterhouseCoopers LLP periodically changes the personnel who work on the audit of the Company.

Fees

        The following sets forth the aggregate fees billed by PricewaterhouseCoopers LLP to the Company during the years ended December 31, 2009 and 2008:

  Audit Fees

          Fees related to audit services were approximately $541,900 for the year ended December 31, 2009, and $442,400 for the fiscal year ended December 31, 2008. These fees relate to the audits of the Company's financial statements for the years ended December 31, 2009 and 2008 and quarterly review procedures on the Company's financial statements during the years ended December 31, 2009 and 2008.

  Audit Related Fees

          Audit related fees were approximately $5,000 for the year ended December 31, 2009, and $5,000 for the year ended December 31, 2008. These fees were for services that were reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported as audit fees above.

  Tax Fees

          PricewaterhouseCoopers LLP billed no fees for tax services for the fiscal years ended December 31, 2009 and 2008.

  All Other Fees

          PricewaterhouseCoopers LLP billed $1,500 for the year ended December 31, 2009, and $1,500 for the year ended December 31, 2008, for the Company's license of PricewaterhouseCoopers LLP's accounting research tool.

Pre-Approval Policy of the Audit Committee

        The services performed by in PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2009 and 2008 were pre-approved in accordance with the pre-approval policy set forth in the Audit Committee Charter. The Audit Committee pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent registered public accounting firm (including the fees and terms thereof), except where such services are determined to be de minimis under the Exchange Act, giving particular attention to the relationship between the types of services provided and the independent registered public accounting firm's independence.

 EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to each person who served as principal executive officer or principal financial officer of the Company during 2009 and the other three most highly compensated executive officers, who are collectively referred to as the "named executive officers." Richard P. Eno, our Chief Executive Officer, Joseph D. Hill, our Chief Financial Officer, Oliver P. Peoples, Ph.D., our Vice President, Research and Development and Chief Scientific Officer, Johan van Walsem, our Vice President of Strategy and Commercial Development, and Robert E. Engle, our Vice President, Sales and Marketing, are the named executive officers.

        In 2009, we made substantial forward progress against our targeted Company goals in a very challenging economic environment. Significant progress was made by nearly all groups in the Company, including scientific successes of our oilseed and microbial/fermentation programs and a successful equity fund-raising. We also made substantial gains in Mirel™ bioplastics processing, establishment of business systems in preparation for Mirel commercialization, and technology development in our biomass crop program and C4 chemicals program. We completed a tobacco field trial, were awarded a USDA grant, and strengthened our executive team. The achievement of these goals was partially offset by challenges in commercial progress by Telles, our joint venture with Archer Daniel Midland Company, largely as a result of the delayed completion of the Mirel manufacturing facility in Clinton, Iowa. Our executive compensation reflects this assessment, with executive bonuses based on corporate achievement assessed at 100% of target and individual achievement levels for the named executive officers ranging from 80% to 110% of target.

        We believe that executive compensation should be sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward executives for achieving the strategic, financial and operational goals essential to our long-term success and growth in stockholder value. We have defined four objectives for our employee compensation system:

  •
  to create a performance-driven culture;

  •
  to link financial rewards with performance results and achievement;

  •
  to provide competitive offers which attract and retain top performers; and

  •
  to share in Company success.

        The Compensation Committee applies these same principles in determining compensation for our executives. A large portion of executive pay is at risk, which reinforces our performance-driven culture.

        We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, cash incentives, long-term equity incentive compensation, and a broad-based benefits program. We believe that compensation is part of performance management. Performance management begins with setting objectives that represent a mutual agreement on expectations of performance. The compensation system defines the reward for achievement. The third component of performance management is performance assessment, which links actual performance to reward.

Our Compensation Committee

        The Compensation Committee of our Board of Directors oversees the development of our compensation plans and policies for executive officers. Our Compensation Committee has been delegated the authority to determine all forms of compensation to be granted to our executive officers in furtherance of our compensation objectives. The Compensation Committee is composed entirely of non-employee Directors. (See "The Board of Directors and its Committees—Compensation Committee.") In making its decisions regarding executive compensation, the Committee considers recommendations from our Chief Executive Officer, and meets outside the presence of our Chief Executive Officer when discussing his compensation.

        In determining 2009 executive compensation, the Compensation Committee also considered input from Towers Watson, an independent compensation consultant. This included information relating to executive and Board compensation among the Company's peer group of companies (described below), as well as general advice regarding best practices for executive compensation. Towers Watson was engaged by, and reports directly to, the Compensation Committee. Neither Towers Watson nor any of its affiliates provided any additional compensation services to the Company or any of its affiliates.

        In determining the amount and mix of compensation elements, the Compensation Committee relies upon its judgment about each individual executive officer, and not on rigid formulas, while taking into account the following factors:

  •
  the scope and strategic impact of the executive officer's responsibilities;

  •
  the performance and experience of each individual; and

  •
  the evaluations and recommendations of our Chief Executive Officer.

        There are three key elements to our process for setting executive compensation: (i) market referencing; (ii) internal equity; and (iii) business goals and performance considerations.

Market Referencing

        We base our compensation decisions in part on a review of relevant market information. The principle of market referencing means that our compensation and benefits programs are benchmarked against programs available to employees in comparable roles at peer companies. We believe that it is appropriate to use market referencing in order to ensure that our compensation and benefits programs are sufficient to attract and retain top performers.

        Towers Watson, as independent consultant to the Compensation Committee, assisted in defining a peer group in 2007 and collected relevant market data from these companies. Two companies in the 2007 peer group are no longer publicly traded. The other nine benchmark companies selected in 2007 constitute the peer group used for comparison purposes in reviewing 2009 executive and Board compensation:

  •
  American Superconductor Corp.

  •
  Evergreen Energy Inc.

  •
  Evergreen Solar Inc.

  •
  Fuelcell Energy Inc.

  •
  Helicos BioSciences Corp.

  •
  Insulet Corp.

  •
  Senomyx Inc.

  •
  Symyx Technologies Inc.

  •
  Verenium Corp.

        In choosing this benchmark group, we considered the following factors: market capitalization, industry, geographic location, revenue and revenue growth, and stage of development. Because there are few competitors in our industry that are also comparable to the Company in size and complexity, we looked at other companies in the biotechnology industry and companies in the alternative energy and clean technology fields for comparison. These are industries where technology plays a key role in the companies' corporate growth. The peer group analysis focused primarily on market capitalization and number of employees, since early-stage companies like ours do not generate consistent revenues or earnings. We believe that the companies in our peer group are sufficiently similar to us and include companies with which we compete for executive talent. We expect to review our choice of benchmark companies from time to time, as our Company grows and the individual companies in the benchmark group change. However, the Compensation Committee decided that an annual comprehensive review was not required. Specifically, the Compensation Committee decided not to engage Towers Watson to perform a comprehensive review of Metabolix executive compensation in relation to the peer group for 2009 or 2008.

        While the Compensation Committee did not use a formal analysis of peer group data in making 2009 executive compensation decisions, the Compensation Committee did use data collected by Towers Watson regarding director equity compensation practices at these peer companies in its 2010 review of the Company's Board compensation. The Compensation Committee also used data collected by Towers Watson as a factor in determining the compensation packages of the two executive officers who joined the Company during 2009.

Internal Equity

        A second factor in determining executive compensation is internal equity. The Compensation Committee seeks to ensure that the compensation of individual executives is fair and appropriate relative to that of other Company executives, in relation to each executive's duties and responsibilities, and his or her contribution to the Company's success. Base salaries, bonus opportunities, and equity grants in 2009 reflected the Committee's evaluation of each executive's individual role and contributions, taking into consideration (i) the market value of the position, as indicated by the peer group analysis, (ii) individual performance, and (iii) the importance of the executive to the business, including a determination of the difficulty of replacing the executive.

Business Goals and Performance Considerations

        As a company in a high growth business environment, we place significant emphasis on performance-based compensation programs, which make payments when certain Company and individual goals are achieved, and equity incentives, which increase in value as stockholder value is created. We award our executives compensation as recognition for how well they perform as a team in achieving our business goals, as well as their achievement of their individual goals. In order to determine whether our executives achieved individual and corporate goals, we conduct an annual performance review. The review process is designed to guide performance discussions, set an executive's performance objectives, and communicate annual achievement at the individual performance level. As part of the executive performance evaluation process, our Chief Executive Officer submits to the Compensation Committee mid-year and annual evaluations of Company performance against the corporate goals, based primarily (but not exclusively) upon agreed indicators of performance. These achievement indicators heavily influence the executive's compensation. At the end of each year, our Chief Executive Officer reviews each executive's performance and provides a qualitative and a numerical assessment of performance to the executive and to the Compensation Committee. The Compensation Committee makes the final determination of corporate and individual performance for purposes of compensation decisions, based in part on the recommendations of our Chief Executive Officer. The Compensation Committee also reviews the Chief Executive Officer's performance, based in part upon a self-assessment prepared by the Chief Executive Officer, as well as input from the Compensation Committee and other Board members.

Compensation Components and Pay Mix

        Executive compensation currently includes the following elements:

  •
  Base salary;

  •
  Short-term incentive compensation, consisting of an annual performance cash bonus program;

  •
  Long-term incentive compensation, consisting of stock option grants under our 2006 Stock Option and Incentive Plan; and

  •
  A broad-based benefits program.

        We manage executive compensation by comparing total compensation (base salary, cash bonus, and equity incentives) to applicable benchmarks. Within total compensation we expect that, on average, base salary will generally be lower, and incentive compensation higher, than that of our peers if annual performance goals are met. Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy. Due to the early stage of our business, we have in the past provided a greater portion of total compensation to our executives through our stock compensation plans than through cash-based compensation. Since we have become a public company, with more predictable financial resources, our executive compensation program has become more weighted towards performance-based cash compensation, although stock options continue to represent a large portion of total compensation.

        We believe that, overall, total compensation for our executives is competitive with the market and reinforces our compensation philosophy of incenting long-term value creation. While no formal benchmarking study was performed in 2009, we believe that, overall, base salaries for 2009 for our named executive officers as a group were somewhat below the 50th percentile of the applicable range for our benchmark peer group. However, we believe that bonus targets were above average, resulting in total cash compensation somewhat higher than the 50th percentile. Inclusion of equity incentives is intended to result in total compensation at approximately the 50th percentile of the benchmark peer group. This mix of compensation elements is leveraged to ensure a strong pay-for-performance alignment. We believe this is appropriate and typical for an early-stage high-growth company like Metabolix.

Base Salary

        We determine our executive salaries based on job responsibilities, individual experience, prior salary history, the salary levels of other Company executives, and comparable competitive market compensation for similar positions within the biotechnology and alternative energy/clean technology industries. We use benchmarks in order to make sure that we are offering competitive salaries that will enable us to attract qualified candidates from other companies and to retain our executive talent.

Annual Cash Incentives

        The Company grants bonuses pursuant to a cash incentive performance bonus program for our executive officers which was adopted in 2007 with the expectation that a significant portion of executive cash compensation going forward will be performance-based. Incentive bonus awards under this program are made pursuant to our 2006 Stock Option and Incentive Plan. Target bonuses, as a percentage of base salary, are determined based on job responsibilities, individual experience, prior bonus history, the bonus levels of other Company executives, and comparable competitive market compensation for similar positions within the biotechnology and alternative energy/clean technology industries. Actual bonus amounts are determined by the Compensation Committee based on a combination of Company achievement of corporate goals, and individual achievement of individual goals, together with a subjective evaluation of executive performance.

Long-Term Incentives

        We believe that equity ownership in the Company is important to provide our executive officers with long-term incentives to build value for our stockholders. Each executive officer is initially provided with an option grant when he or she joins the Company, based upon his or her position with us, his or her relevant prior experience, and benchmarking data, to the extent available. These initial grants generally vest in equal quarterly installments over four years from the commencement of employment. We spread the vesting of our options over four years to compensate executives for their contribution over a period of time and to give our executives an incentive to remain with the Company. In some cases, the initial equity incentive may be in the form of two or more options, granted at six-month intervals. This reduces the effects of stock price volatility on the option exercise price and extends the time period for vesting of the equity incentive.

        In addition to the initial option grants for newly hired executives, our Compensation Committee grants additional options to retain our executives, to promote the achievement of corporate goals, and to ensure that executives are appropriately aligned to lead the Company for future growth. As the Company continues to evolve, our Compensation Committee and Board of Directors may also consider in the future awarding additional or alternative forms of equity incentives, such as grants of restricted stock, performance shares, and other performance-based awards.

Benefits

        Consistent with our compensation philosophy to attract and retain talent, we provide employee benefits for all employees, including executive officers, which include health and dental benefits, life insurance benefits, long and short-term disability coverage, and a 401(k) savings plan. Under the 401(k) savings plan, we provide a matching contribution in the form of Metabolix Common Stock valued at up to 4.5% of each employee's salary. We believe these benefits are competitive with those offered by other companies and specifically those companies with which we compete for employees. We have no structured perquisite benefits for any executive officers, including the named executive officers, and we currently do not provide any deferred compensation programs or pensions to any executive officer, including the named executive officers. Certain of our executives have relocated to the area of our headquarters. We reimbursed these executives for normal moving expenses in accordance with industry standards.

2009 Compensation for Our Named Executive Officers

        Base salaries in effect at the beginning of 2009 for Mr. Eno, Mr. Hill, and Dr. Peoples were set during 2008. As recommended by our Chief Executive Officer, the Compensation Committee decided not to increase base salaries for these named executive officers for 2009. This decision was based on several factors, including current economic conditions and the fact that these salaries had been reviewed recently as part of the 2008 compensation process or, in the case of the Chief Executive Officer and Chief Financial Officer, in connection with their employment offers during 2008. Annual cash bonus targets for these named executive officers also remained the same as in 2008.

        Mr. Engle joined the Company on January 15, 2009. In determining Mr. Engle's initial compensation package, the Compensation Committee considered Mr. Engle's job responsibilities, individual experience, prior salary history, the salary levels of other Company executives, and comparable competitive market compensation for similar positions. In addition, Mr. Engle's base salary and bonus target were reviewed and approved by Archer Daniels Midland Company because of Mr. Engle's role as General Manager of Telles, our joint venture with ADM.

        Mr. van Walsem rejoined the Company on August 17, 2009. He had previously served as the Company's Vice President of Manufacturing, Development and Operations until April 2008. In determining Mr. van Walsem's compensation package, the Compensation Committee considered Mr. van Walsem's prior salary history with the Company, his new job responsibilities, the salary levels of other Company executives, and comparable competitive market compensation for similar positions.

        Mr. Eno was granted stock options for 50,000 shares in March 2009, twelve months after commencement of his employment, in accordance with his employment agreement. Mr. Engle and Mr. van Walsem were each granted a stock option for 50,000 shares upon the commencement of employment with the Company. In May, 2009, the Compensation Committee awarded stock option grants to the named executive officers other than Mr. Engle and Mr. van Walsem. Option award amounts were recommended by the CEO and approved by the Compensation Committee, based on prior grant levels, individual responsibility and each executive's importance to the Company. The stock options granted to the named executive officers each had an exercise price equal to the fair market value per share of the Company's Common Stock on the date of grant, and vest in sixteen equal quarterly installments over a four year period from the date of grant.

Pay for Performance

        2009 bonuses for the named executive officers were based on the Compensation Committee's assessment of achievement of individual and Company goals, as applied to each individual's target bonus amount (see "Grants of Plan-Based Awards.") Corporate and individual executive goals, reflecting assignments of responsibility for achievement of specific corporate goals, were approved by the Board of Directors in February 2009. For 2009, the corporate objectives were to:

  •
  Advance our Telles joint venture, based on specific operational, commercial, strategic, technology, intellectual property, and brand development objectives for the joint venture agreed upon jointly with ADM;

  •
  Move our oilseeds program towards commercialization;

  •
  Demonstrate proof of concept for our crop program through a tobacco field trial;

  •
  Move our biomass program towards commercialization;

  •
  Create value from our microbial and fermentation technology platforms;

  •
  Build new business options for the future;

  •
  Manage the corporate transition to the commercial phase of our alliance with ADM; and

  •
  Continue to develop effective and scalable corporate processes and systems.

All of these objectives are subject to overall goals of maintaining a safe and healthy workplace, complying with our code of conduct, consistency with our brand values, adhering to our budget, and prudent risk management.

        After the end of the 2009 fiscal year, taking into account the Chief Executive Officer's evaluation, the Compensation Committee scored Company performance on each of the 2009 corporate objectives, based upon the evidence provided by the Chief Executive Officer and the Committee's own judgment. For this purpose, the Committee had discretion to apply its subjective judgment to weighting of each objective toward the final scoring. Based on this analysis, the Compensation Committee determined that, overall, the Company's goal achievement for 2009 was 100% of target. In determining the level of Company performance, the Compensation Committee considered the following achievements, among others:

  •
  Substantial gains in Mirel bioplastics processing achieved through our pilot plant operations;

  •
  Establishment of Telles business systems in preparation for commercialization;

  •
  Completion of a tobacco field trial;

  •
  Development of innovative technology for transformation of biomass crops and recovery of PHAs from biomass;

  •
  Excellent progress in our C4 chemicals platform, including successful completion of ATP grant work and technical achievements by our microbial team;

  •
  We were awarded a USDA grant for development of blow molding technology;

  •
  Our executive team was strengthened with the additions of Mr. Engle and Mr. van Walsem; and

  •
  Completion of a successful equity offering resulting in net proceeds of approximately $29 million to the Company.

        Similarly, the Compensation Committee scored performance on each executive's individual objectives based upon information provided by the Chief Executive Officer and the Committee's subjective judgment. Individual performance ratings were based on the sum of these scores and ranged from 80% to 110%, as a percentage of the total target.

        The named executive officer bonuses for 2009 performance were then determined by the Compensation Committee based 80% on corporate performance and 20% on individual performance, in the case of Mr. Eno, and 50% on corporate performance and 50% on individual performance for the other named executive officers, applied to the target bonus. Mr. Engle's bonus was also based on his contributions as a member of the Company's executive team, in addition to his progress toward his objectives in his role as General Manager of the Telles joint venture. Taking these into account, the Committee awarded cash performance bonuses for 2009 performance to named executive officers as follows:

Named Executive Officer	Target Bonus*	2009 Bonus Awarded
Richard P. Eno	$210,000	$210,000
Joseph D. Hill	$132,000	$135,300
Oliver P. Peoples	$168,000	$172,200
Johan van Walsem	$63,000	$66,150
Robert E. Engle	$138,000	$124,200

*
Target bonus amounts shown in this table for Mr. Engle and Mr. van Walsem are prorated for the portion of the year during which each served as an executive officer of the Company.

2010 Compensation

        As recommended by our Chief Executive Officer, the Compensation Committee has decided not to increase named executive officer salaries for 2010, subject to further review later in the year. This decision was based partly on a preference for keeping a large portion of total compensation in the form of performance based cash incentives. The Committee also believed it was appropriate to defer any further executive compensation adjustments until after the anticipated commercial launch of Mirel. 2010 annual cash bonus targets for the named executive officers also remain the same as in 2009. Equity compensation grants for named executive officers for 2010 have not yet been determined.

Severance Compensation and Termination Protection

        We have employment agreements with each of our named executive officers. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, including a change in control of the Company, as defined in the agreements. These agreements are described in more detail elsewhere in this proxy statement, in the section titled "Executive Employment Agreements." In negotiating these agreements, it was the belief of the Compensation Committee that these provisions were consistent with executive severance arrangements that are customary for public companies at our stage of development and were necessary in order to hire and/or retain the executives.

        Our executive employment agreements and the related severance compensation provisions are designed to meet the following objectives:

  •
  Termination Without Cause or For Good Reason:  If we terminate the employment of a named executive officer "without cause" or the executive resigns for "good reason," each as defined in the applicable agreement, we are obligated to make certain payments based on the executive's then-effective base salary. Dr. Peoples is entitled to an additional amount based on his then-effective target bonus. We believe these severance provisions are appropriate because the terminated executive is bound by confidentiality and non-competition provisions continuing after termination. We also believe it is beneficial to have a mutually-agreed severance package in place prior to any termination event, to avoid disruptive conflicts and provide us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interests.

  •
  Change in Control:  As part of our normal course of business, we engage in discussions with other companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, more established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. We provide for severance compensation, including the acceleration of vesting for any options not yet vested, if an executive is terminated as a result of a change of control transaction, to promote the ability of our senior executives to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to the Company's chief executive officer and each of the Company's next three most highly compensated executive officers other than the chief financial officer. Certain performance-based compensation within the meaning of Section 162(m) is not subject to the deduction limit. Until the Annual Meeting of our stockholders in 2010, or until the 2006 Stock Option and Incentive Plan (the "2006 Plan") is materially amended, if earlier, awards granted under that plan will be exempt from the deduction limits of Section 162(m). Awards made under the 2006 Plan after the 2010 Annual Meeting may be subject to limitations on deductibility under Section 162(m). To maintain flexibility in compensating the chief executive officer and the executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of the Company and the best interests our stockholders.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Compensation Committee
Anthony J. Sinskey, Chairman Edward M. Giles Peter N. Kellogg (until January 1, 2010) Matthew Strobeck

        The report of the Compensation Committee shall not be deemed to be "soliciting material," shall not be deemed filed with the SEC, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation earned during the years ended December 31, 2009, 2008 and 2007 (where applicable) by each person who served as our "principal executive officer" or "principal financial officer" at any time during 2009 and the three other most highly paid executive officers who were serving as executive officers on December 31, 2009 and whose total compensation in fiscal year 2009 exceeded $100,000 (our named executive officers):

Name and Principal Position	Year	Salary		Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Richard P. Eno,	2009	$300,000		—	$513,202	$210,000	$11,025	$1,034,227
President and Chief	2008	$237,500		—	$864,090	$176,400	$5,000	$1,282,990
Executive Officer
Joseph D. Hill,	2009	$220,000		—	$141,345	$135,300	$11,025	$507,670
Chief Financial Officer	2008	$160,833		$20,000	$488,643	$115,500	$3,872	$788,848
Oliver P. Peoples, Ph.D.,	2009	$240,000		—	$188,460	$172,200	$11,025	$611,685
Vice President, Research and	2008	$236,667		—	$353,164	$176,400	$10,350	$776,581
Development and Chief	2007	$212,464		—	$571,872	$153,230	$9,561	$947,127
Scientific Officer
Johan van Walsem,	2009	$90,000	(4)	—	$358,855	$66,150	$4,050	$519,055
Vice President, Strategy and	2008	$59,908		—	$441,454	—	$15,364	$516,726
Commercial Development	2007	$212,464		—	$571,872	$160,930	$9,561	$954,827
Robert E. Engle,	2009	$230,909	(5)	—	$290,430	$124,200	$47,433	$692,972
General Manager, Telles

(1)
Option Awards for 2009 represent the aggregate grant date fair value of stock option awards for each individual computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2009 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. See the "Grants of Plan-Based Awards" table below for more information regarding stock awards granted in 2009.

(2)
Non-Equity Incentive Plan Compensation represent bonus amounts paid in March 2010 under our cash incentive performance bonus plan, based on the Compensation Committee's review of corporate performance and individual achievements for fiscal 2009 pursuant to the Company's executive incentive bonus program.

(3)
Other Compensation for 2009 represents the following:

•
Mr. Eno: $11,205 representing the value of the Company's Common Stock contributed to the Company's 401(k) plan as a matching contribution.

•
Mr. Hill: $11,205 representing the value of the Company's Common Stock contributed to the Company's 401(k) plan as a matching contribution.

•
Dr. Peoples: $11,205 representing the value of the Company's Common Stock contributed to the Company's 401(k) plan as a matching contribution.

•
Mr. van Walsem: $4,050 representing the value of the Company's Common Stock contributed to the Company's 401(k) plan as a matching contribution.

•
Mr. Engle: $47,433 representing costs of relocation in connection with his employment by the Company.

(4)
Mr. van Walsem has served as Vice President, Strategy and Commercial Development since August 17, 2009, following a 16 month period as Senior Vice President, R&D and Bioprocessing at Joule Biotechnologies. Previously, Mr. van Walsem served as our Vice President of Manufacturing, Development and Operations from October 2003 until April 2008, and was our Director of Manufacturing and Development from September 2001 to October 2003.

(5)
Mr. Engle has served as the General Manager, Telles, since January 15, 2009.

 GRANTS OF PLAN-BASED AWARDS

        The following table presents information on all grants of plan-based awards to our named executive officers for the year ended December 31, 2009.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options(#)(2)	Exercise or Base Price of Option Awards ($/Sh)
							Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
Richard P. Eno		—	$210,000	$450,000
	3/17/09				50,000	$6.86	$230,512
	5/28/09				60,000	$6.93	$282,690
Joseph D. Hill		—	$132,000	$264,000
	5/28/09				30,000	$6.93	$141,345
Oliver P. Peoples		—	$168,000	$360,000
	5/28/09				40,000	$6.93	$188,460
Johan van Walsem		—	$63,000	$135,000
	8/21/09				50,000	$10.54	$358,855
Robert E. Engle		—	$138,000	$108,000
	1/26/09				50,000	$8.69	$290,430

(1)
Represents the bonus range in effect at December 31, 2009 under the executive bonus plan for bonus awards that could be earned by named executive officers for performance during 2009. For Mr. Eno, Dr. Peoples and Mr. van Walsem the bonus range was 0% to 150% of base salary, with a target bonus of 70% of base salary, depending on the achievement of Company and individual objectives. For Mr. Hill and Mr. Engle the bonus range was 0% to 120% of base salary, with a target bonus of 60% of base salary, prorated for the portion of the year during which each served as an executive officer of the Company.

(2)
Subject to the terms of the 2006 Stock Option and Incentive Plan and the option agreements issued in connection with these grants, these stock options have a term of ten years and vest in sixteen equal quarterly installments over a period of four years from the date of grant or, in the case of options granted to Mr. van Walsem and Mr. Engle, four years from the date of commencement of employment with the Company.

(3)
Represents the aggregate grant date fair value of stock option awards for each individual computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2009 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. All stock options were issued under the Company's 2006 Stock Option and Incentive Plan and were granted with an exercise price per share equal to the fair market value of our Common Stock on the date of grant.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table summarizes stock option awards held by our named executive officers at December 31, 2009:

Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date
Richard P. Eno	3/17/08	43,750	56,250	—	$10.08	3/17/18
	9/17/08	15,625	34,375	—	$9.20	9/17/18
	3/17/09	9,375	40,625	—	$6.86	3/17/19
	5/28/09	7,500	52,500	—	$6.93	5/28/19
Joseph D. Hill	4/8/08	18,750	31,250	—	$11.75	4/8/18
	10/8/08	6,250	18,750	—	$8.05	10/8/18
	5/28/09	3,750	26,250	—	$6.93	5/28/19
Oliver P. Peoples	3/8/00	3,026	—	—	$3.30	3/8/10
	3/3/03	32,692	—	—	$3.30	3/3/13
	7/9/03	8,173	—	—	$3.30	7/9/13
	3/2/04	24,519	—	—	$1.65	3/2/14
	9/20/05	117,691	—	—	$1.65	9/20/15
	5/17/07	25,000	15,000	—	$23.99	5/17/17
	3/5/08	17,500	22,500	—	$15.00	3/5/18
	5/28/09	5,000	35,000	—	$6.93	5/28/19
Johan van Walsem	8/21/09	3,125	46,875	—	$10.54	8/21/19
Robert E. Engle	1/26/09	9,375	40,625	—	$8.69	1/26/19

(1)
All stock options vest in equal quarterly installments over a period of four years from the grant date, except that Mr. van Walsem's stock option vests in equal quarterly installments, with the final installment vesting on August 17, 2013, and Mr. Engle's stock option vests in equal quarterly installments, with the final installment vesting on January 15, 2013.

OPTION EXERCISES AND STOCK VESTED, PENSION BENEFITS,
AND NONQUALIFIED DEFERRED COMPENSATION

        During 2009 no named executive officers exercised stock options, and there were no stock awards held by named executive officers that vested during 2009. The Company does not maintain any tax-qualified or nonqualified defined benefit pension plans or any nonqualified deferred compensation plans in which any of the named executive officers participate. Accordingly, the Option Exercises and Stock Vested table otherwise required by Item 402(g) of Regulation S-K, the Pension Benefits table otherwise required by Item 402(h) of Regulation S-K, and the Nonqualified Deferred Compensation table otherwise required by Item 402(i) of Regulation S-K have been omitted.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The following table sets forth estimated potential payments we would be required to make to each of our named executive officers who had an employment agreement in effect on December 31, 2009, upon termination of employment or change in control of the Company. The table assumes that the triggering event occurred on December 31, 2009, and uses a share price of $11.05, the closing price of our Common Stock on that date.

Name	Benefit	Involuntary Termination Without Cause or Voluntary Termination for Good Reason(1)	Termination After Change of Control(1)
Richard P. Eno	Salary(2)	$300,000	$300,000
	COBRA Premiums(3)	21,419	21,419
	Equity Acceleration	—	504,675
	Tax Gross-up	—	—

	Total Termination Benefits	$321,419	$826,094

Joseph D. Hill	Salary(2)	$220,000	$220,000
	COBRA Premiums(3)	21,419	21,419
	Equity Acceleration	—	164,400
	Tax Gross-up	—	—

	Total Termination Benefits	$241,419	$405,819

Oliver P. Peoples	Salary(4)	$480,000	$480,000
	Bonus	168,000	168,000
	COBRA Premiums(3)	42,839	42,839
	Equity Acceleration	—	144,200

	Total Termination Benefits(5)	$690,839	$835,039

Johan van Walsem	Salary(2)	$240,000	$240,000
	COBRA Premiums(3)	21,419	21,419
	Equity Acceleration	—	23,906

	Total Termination Benefits(5)	$261,419	$285,325

Robert E. Engle	Salary(2)	$240,000	$240,000
	COBRA Premiums(3)	13,747	13,747
	Equity Acceleration	—	95,875

	Total Termination Benefits(5)	$253,747	$349,622

(1)
As defined in the applicable executive employment agreement.

(2)
Salary continuation would be paid to Mr. Eno, Mr. Hill, Mr. van Walsem and Mr. Engle over a 12-month period in accordance with the Company's normal payroll procedures.

(3)
Estimated cost based on the Company's 2010 cost of COBRA premiums.

(4)
Dr. Peoples would receive a lump-sum payment equal to 24 months' base salary.

(5)
The total termination benefits payable to Dr. Peoples, Mr. van Walsem and Mr. Engle are subject to reduction under certain circumstances in the event such payments would trigger an excise tax under Section 4999 of the Code.

Executive Employment Agreements

        The Company has an employment agreement with Richard P. Eno, Chief Executive Officer of the Company, expiring on March 17, 2011. Under the agreement Mr. Eno receives an initial base salary of $300,000 per year. The agreement provides that Mr. Eno is eligible to receive a performance bonus of up to 150% of his base salary, depending on the Compensation Committee's assessment of achievement of individual and Company goals, with a target of 70% of base salary if performance goals are met. In accordance with the agreement, Mr. Eno was granted a stock option for the purchase of 100,000 shares of our Common Stock at the commencement of his employment, another option for 50,000 shares six months after the commencement of his employment, and another stock option for an additional 50,000 shares one year after commencement of his employment. Each option has an exercise price equal to the fair market value per share of the Company's Common Stock at the date of grant and vests in equal quarterly installments over a period of four years from the grant date.

        If during the term of the employment agreement Mr. Eno's employment is terminated without cause or he terminates his employment for good reason (as defined in the agreement) Mr. Eno will be entitled to severance of 12 months base salary and payment of COBRA premiums, provided that he signs and does not revoke a general release. If within six months after the expiration of the agreement Mr. Eno's employment is terminated without cause or he terminates his employment for good reason, Mr. Eno will be entitled to severance of six months base salary and payment of COBRA premiums, provided that he signs and does not revoke a general release. The agreement also provides that if Mr. Eno's employment is terminated after a change of control of the Company, then in addition to the severance benefit, the vesting of all unvested equity will be accelerated. If any portion of the severance payments, benefits and vesting constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, the Company will make an additional gross-up payment of up to $500,000 that, after reduction for all taxes with respect to such gross-up payment, equals the excise tax with respect to the excess parachute payments.

        The Company has an employment agreement with Joseph D. Hill, our Chief Financial Officer, expiring on April 8, 2011. The agreement will automatically renew from year to year unless either party gives written notice of non-renewal. Under the agreement Mr. Hill receives a base salary of $220,000 per year and he received a signing bonus of $20,000. The agreement provides that Mr. Hill is eligible to receive a performance bonus of up to 120% of his base salary, depending on the Compensation Committee's assessment of achievement of individual and Company goals, with a target of 60% of base salary if performance goals are met. In accordance with the agreement, Mr. Hill was granted a stock option for the purchase of 50,000 shares of the Company's Common Stock at the commencement of his employment and another option for 25,000 shares six months after the commencement of his employment. Each option has an exercise price equal to the fair market value per share of the Company's Common Stock at the date of grant and vests in equal quarterly installments over a period of four years from the grant date.

        If during the term of the agreement Mr. Hill's employment is terminated without cause or he terminates his employment for good reason (as defined in the agreement), Mr. Hill will be entitled to severance of 12 months base salary and payment of COBRA premiums, provided that he signs and does not revoke a general release. Mr. Hill will also be entitled to severance of 12 months base salary and payment of COBRA premiums if the agreement is not renewed by the Company, unless Mr. Hill's employment continues after such expiration. The agreement also provides that if Mr. Hill's employment is terminated after a change of control of the Company, then in addition to the severance benefit, the vesting of all unvested equity will be accelerated. If any portion of the severance payments, benefits and vesting constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, the Company will make an additional gross-up payment of up to $250,000 that, after reduction for all taxes with respect to such gross-up payment, equals the excise tax with respect to the excess parachute payments.

        The Company has an employment agreement with Oliver P. Peoples, our Chief Scientific Officer and Vice President, Research and Development. The employment agreement provides that Dr. Peoples will be eligible to receive annual bonuses under the bonus scheme established by the Company, based on individual and Company performance. Pursuant to the terms of Dr. Peoples' agreement, if the Company terminates Dr. Peoples' employment without "cause" or if Dr. Peoples terminates his employment for "good reason" (each, as defined in the agreement), he will be entitled to a lump-sum cash payment equal to 24 months' base salary and a pro rata portion of the target bonus for the year in which termination occurs, plus payment of COBRA premiums for 24 months. If the Company terminates Dr. Peoples' employment without cause or if Dr. Peoples terminates his employment for "good reason" within the twenty-four month period immediately following, or the two month period immediately prior to, a "change of control" (as defined in the agreement), in addition to any accrued obligations, and subject to certain conditions, Dr. Peoples will receive: (i) a lump-sum cash payment equal to two times the sum of his then-current base salary plus 50% of his then-current target bonus, (ii) payment of COBRA premiums for 24 months, and (iii) full vesting of his stock options. To the extent Dr. Peoples would be subject to tax under Section 4999 of the Internal Revenue Code as a result of company payments and benefits, the payments and benefits will be reduced if the reduction would maximize his total after-tax payments.

        The Company has an employment agreement with Johan van Walsem, Vice President of Strategy and Commercial Development. Pursuant to the terms of the agreement with Mr. van Walsem, if the Company terminates Mr. van Walsem's employment without "cause" or if he terminates his employment for "good reason" (each, as defined in the agreement), in addition to any accrued obligations, and contingent on the executive's provision of a timely and complete release of claims against the Company, for the period of twelve months following the termination he will be entitled to continuation of his base salary and payment of COBRA premiums. If the Company terminates Mr. van Walsem's employment without cause or if the executive terminates his employment for "good reason" within the 12-month period immediately following, or the 6-month period immediately prior to, a "change of control" (as defined in the agreement), in addition to any accrued obligations and subject to certain conditions: (i) for a period of twelve months following the termination, the Company will continue Mr. van Walsem's base salary and payment of COBRA premiums, and (ii) all of Mr. van Walsem's stock options will be accelerated, subject to certain conditions. To the extent Mr. van Walsem would be subject to tax under Section 4999 of the Internal Revenue Code as a result of company payments and benefits, the payments and benefits will be reduced if the reduction would maximize his total after-tax payments.

        The Company has an employment agreement with Robert E. Engle, General Manager, Telles, expiring on January 15, 2011. The agreement will automatically renew from year to year unless either party gives written notice of non-renewal. Pursuant to the terms of the agreement with Mr. Engle, if the Company terminates Mr. Engle's employment without "cause" or if he terminates his employment for "good reason" (each, as defined in the agreement), in addition to any accrued obligations, and contingent on the executive's provision of a timely and complete release of claims against the Company, for the period of twelve months following the termination he will be entitled to continuation of his base salary and payment of COBRA premiums. If the Company terminates Mr. Engle's employment without cause or if the executive terminates his employment for "good reason" within the 12-month period immediately following, or the 6-month period immediately prior to, a "change of control" (as defined in the agreement), in addition to any accrued obligations and subject to certain conditions: (i) for a period of twelve months following the termination, the Company will continue Mr. Engle's base salary and payment of COBRA premiums, and (ii) all of Mr. Engle's stock options will be accelerated, subject to certain conditions. To the extent Mr. Engle would be subject to tax under Section 4999 of the Internal Revenue Code as a result of company payments and benefits, the payments and benefits will be reduced if the reduction would maximize his total after-tax payments.

        Each of our named executive officers has signed an employee noncompetition, nondisclosure and inventions agreement. These agreements include a provision prohibiting the executive, during his employment by us and for a period of two years thereafter, from engaging in certain business activities which are directly or indirectly in competition with the products or services being developed, manufactured, marketed, distributed, planned, sold or otherwise provided by us or which are in any way directly or indirectly detrimental to our business.

DIRECTOR COMPENSATION

Compensation of Directors

        Under the Company's policy for compensation of non-employee Directors, each non-employee member of our Board of Directors receives an annual retainer of $30,000. In addition, the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are entitled to an additional annual retainer of $15,000, $10,000 and $10,000, respectively. Each non-employee Director serving as a member but not chair of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an annual retainer of $5,000.

        Under the 2006 Stock Option and Incentive Plan, each non-employee Director is granted a fully vested nonqualified stock option to acquire 20,000 shares of stock when first elected to serve as a Director. In addition, after each annual meeting of stockholders each non-employee Director is automatically granted a non-qualified stock option to acquire 10,000 shares of stock, and the non-employee Chairman of the Board is granted a stock option to acquire an additional 15,000 shares of stock, each of which vests one year after the date of grant. All of these non-employee Director stock options have an exercise price equal to the fair market value of the stock on the date the stock option is granted.

        The following table summarizes the compensation earned by our non-employee Directors in 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Edward M. Giles	$40,000	$49,764	$89,764
Peter N. Kellogg	$35,000	$49,764	$84,764
Jay Kouba, Ph.D.	$40,000	$124,410	$164,410
Edward M. Muller	$35,000	$49,764	$84,764
Anthony J. Sinskey, Sc.D.	$45,000	$49,764	$94,764
Matthew Strobeck, Ph.D.	$40,000	$49,764	$89,764
Robert L. Van Nostrand	$45,000	$49,764	$94,764

(1)
Represents fees for the year 2009. All such fees were paid during 2009.

(2)
Represents the aggregate grant date fair value of stock option awards for each individual computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2009 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. All stock options were issued under the Company's 2006 Stock Option and Incentive Plan and were granted with an exercise price per share equal to the fair market value of our Common Stock on the date of grant. As of December 31, 2009, each non-employee Director had outstanding stock options for 50,000 shares of Common Stock, except for Dr. Kouba, who had outstanding options for 173,312 shares of Common Stock.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all the Company's existing equity compensation plans as of December 31, 2009, including the 1995 Stock Plan, 2005 Stock Plan and 2006 Stock Option and Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	3,142,915	$11.03	2,445,746

(1)
Consists of the 1995 Stock Plan, 2005 Stock Plan and the 2006 Stock Option and Incentive Plan. For a description of the 2006 Stock Option and Incentive Plan see Note 12 to our 2009 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The charter of the Nominating and Corporate Governance Committee provides that the committee shall conduct an appropriate review of all related party transactions (including those required to be disclosed pursuant to Item 404 of Regulation S-K) for potential conflict of interest situations on an ongoing basis, and the approval of that committee shall be required for all such transactions.

        Also, under the Company's Code of Business Conduct, any transaction or relationship that reasonably could be expected to give rise to a conflict of interest involving an employee must be reported promptly to the Company's General Counsel, who has been designated as the Company's Compliance Officer. The Compliance Officer may notify the Board of Directors or a committee thereof as he or she deems appropriate. Actual or potential conflicts of interest involving a Director, executive officer or the Compliance Officer must be disclosed directly to the Chairman of the Board of Directors.

        All of the transactions set forth below were approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, or, in the case of executive employment agreements, by a majority of the members of the Compensation Committee, all of whom are independent Directors. The Company believes that it has executed all of the transactions set forth below on terms no less favorable to us than could have been obtained from unaffiliated third parties.

        The Company has employment agreements with Mr. Eno, Mr. Hill, Dr. Peoples, Mr. van Walsem and Mr. Engle, and a change of control severance agreement with Sarah P. Cecil, our General Counsel. For more information regarding agreements with the named executive officers, see "Executive Employment Agreements."

        The Company has entered into indemnification agreements with each of its executive officers and Directors, providing for indemnification against expenses and liabilities reasonably incurred in connection with their service on the Company's behalf.

        Metabolix has sublicense agreements with Tepha, Inc. ("Tepha"), to sublicense certain technology to Tepha. Mr. Muller, Mr. Giles and Dr. Sinskey, members of our Board of Directors, serve on the

Board of Directors of Tepha, and Metabolix owns 648,149 shares of Tepha's Series A redeemable convertible preferred stock. The agreements with Tepha contain provisions for sublicense maintenance fees to be paid to Metabolix upon Tepha achieving certain financing milestones and for product-related milestone payments. Under the agreements, Metabolix also receives royalties on net sales of licensed products or sublicensing revenues received by Tepha, subject to a minimum payment each year. Metabolix recognized license and royalty revenues of $120,000 from Tepha for the year ended December 31, 2009. The Company believes that the terms of the agreements with Tepha are no less favorable to us than license agreements that might be entered into with an independent third party.

        On July 12, 2006, the Company and ADM Polymer, a wholly-owned subsidiary of Archer Daniels Midland Company ("ADM"), entered into a Commercial Alliance Agreement and related agreements. The purpose of this alliance is to build a commercial manufacturing facility, to market and sell bioplastics through Telles, a joint venture company owned equally by each of Metabolix and ADM Polymer, to make arrangements for the financing of the operation, and to allocate distributions of cash flow.

        During the year ended December 31, 2009, support payments totaling $3,150,000 were received by the Company from Telles under the Commercial Alliance Agreement. During the year ended December 31, 2009, ADM also reimbursed the Company $1,344,000 for pre-commercial material production expenses that are shared equally by ADM and the Company during the construction period of the alliance pursuant to the Commercial Alliance Agreement.

        Even though Telles is a separate legal entity owned equally by us and ADM Polymer, ADM Polymer will disproportionately fund the activities of the joint venture. In order to track the disproportionate investments ADM has made, a Ledger Account has been established to record the respective investments made by the parties. As of December 31, 2009 the balance of the ADM Ledger Account was $370,575,000. For a further discussion of our transactions with ADM, see Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) and Note 3 to our 2009 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for its 2011 annual meeting must be received by Metabolix on or before December 24, 2010 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.

        Stockholder proposals to be presented at the Company's 2011 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for its 2011 annual meeting, must be received in writing at our principal executive office not earlier than January 27, 2011, nor later than February 26, 2011, unless our 2011 annual meeting of stockholders is scheduled to take place before April 27, 2011 or after July 26, 2011. Our By-Laws state that the stockholder must provide timely written notice of such nomination or proposal as well as be present at such meeting, either in person or by a representative. A stockholders' notice shall be timely received by Metabolix at its principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Metabolix at its principal executive office not later than the close of business on the later of (a) the ninetieth (90th) day prior to the scheduled date of such annual meeting or (b) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by Metabolix. Any such proposal should be mailed to: Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our Directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended December 31, 2009, we believe that all required persons complied with all Section 16(a) filing requirements.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or e-mail following the original solicitation. If Metabolix does retain a proxy solicitation firm, Metabolix would pay such firm's customary fees and expenses, which fees would be expected not to exceed $6,000 plus expenses.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2009 Annual Report, including audited financial statements for the fiscal year ended December 31, 2009, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, the Company has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called "householding," is being used unless the Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary, or makes an oral request to Investor Relations at (617) 583-1700. If your household is receiving multiple copies of the Company's Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.

METABOLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 27, 2010
9:30 a.m. Eastern Time

Le Meridien Hotel
20 Sidney Street
Cambridge, MA 02139

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 27, 2010.

The undersigned hereby constitutes and appoints RICHARD P. ENO and JOSEPH D. HILL, and each of them acting in the absence of the other with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of METABOLIX, INC. (the "Company"), to be held at Le Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139, on May 27, 2010, at 9:30 a.m. Eastern time, and any adjournments or postponements thereof, and to vote all shares of the Company's common stock outstanding in the name of the undersigned on the matters set forth on the reverse side and upon any other matters that may come properly before the meeting or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present at the meeting, as follows:

See reverse for voting instructions.

Annual Meeting of Stockholders of
Metabolix, Inc.
May 27, 2010
Please date, sign and mail your proxy card in
the envelope provided as soon as possible.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The proxy statement and annual report to shareholders are available at http://ir.metabolix.com/index.cfm.

Please detach here

The Board of Directors Recommends a Vote FOR all nominees in Proposal 1 and FOR Proposal 2:

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here ☒

1.	Election of four Class I	☐	FOR ALL NOMINEES	Nominees:
	Directors:	☐	WITHHOLD AUTHORITY FOR	( )	Peter N. Kellogg
			ALL NOMINEES	( )	Edward M. Muller
		☐	FOR ALL EXCEPT	( )	Matthew Strobeck
		(See instructions below)		( )	Robert L. Van Nostrand

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:     •

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Pricewaterhouse Coopers LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2010	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTORS; FOR PROPOSAL 2; AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

VOTE BY MAIL

Mark, sign, and date your proxy card. Return it in the postage-paid envelope we have provided or return it to Metabolix, Inc., c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS Nominees
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED BELOW.
DIRECTORS AND EXECUTIVE OFFICERS
BIOGRAPHICAL INFORMATION
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
EXECUTIVE AND DIRECTOR COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED, PENSION BENEFITS, AND NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
HOUSEHOLDING OF PROXY MATERIALS